Exhibit 15.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form 20-F of our report dated 25 August 2026, relating to the financial statements of EMEA Packaging Business. We also consent to the reference to us under the heading “10.G. Statements by Experts” in such Registration Statement.
/s/ Deloitte LLP
London, United Kingdom
28 October 2026